Exhibit 99.1

Triton Pacific Investment Corporation and Pathway Capital Opportunity Fund Close Merger, Creating TP Flexible Income Fund

LOS ANGELES and NEW YORK, April 1, 2019 /PRNewswire/ -- Triton Pacific and Prospect Capital announced today that the merger between Triton Pacific Investment Corporation, Inc. (“TPIC”) and Pathway Capital Opportunity Fund, Inc. (“PWAY”) has closed, creating a publicly registered non-traded business development company. With the closing of the merger, TPIC has been renamed TP Flexible Income Fund (“FLEX”). FLEX will be externally managed by Prospect Flexible Income Management, LLC, which is jointly owned by Prospect Capital Management and Triton Pacific.

“We expect the combination of TPIC and PWAY to generate business and operational benefits for TPIC and PWAY shareholders in a win-win fashion,” said Craig Faggen, Chief Executive Officer of Triton Pacific.

“We look forward to a broader investment focus and enhanced access to financing as we grow FLEX as an attractive corporate credit program in the non-traded marketplace,” said Grier Eliasek, Chairman, Chief Executive Officer, and President of FLEX.

Triton Pacific Securities, LLC, founded in 2005 and registered in all 52 states and territories, will continue to act as the dealer manager for the registered offering of FLEX’s shares.

Based on the final merger exchange ratios reported by TPIC, PWAY Class A shareholders will receive 1.2848 TPIC shares for each Class A share of PWAY held and PWAY Class I shareholders will receive 1.2884 TPIC shares for each Class I share of PWAY held.

About Triton Pacific

Triton Pacific Investment Corporation is a publicly registered non-traded business development company focused on both private equity and debt related investments. Triton Pacific Capital Partners, founded in 2001, is a Private Equity firm which has sponsored 50+ Private Equity partnerships totaling $1 billion in assets and offerings. Triton Pacific Capital Partners offers a unique investment approach for retail investors by providing access to income-producing Private Equity to both accredited and non-accredited investors.

About Prospect

Prospect Capital Management L.P. (“PCM”) is an SEC-registered investment adviser that, along with its predecessors and affiliates, has a 30-year history of investing in and managing high-yielding debt and equity investments using both private partnerships and publicly traded closed-end structures. PCM and its affiliates employ a team of approximately 100 professionals who focus on credit-oriented investments yielding attractive current income. PCM has $6.4 billion of assets under management as of December 31, 2018.

Additional Information

Past performance is not indicative of future performance. Our distributions may exceed our earnings, and therefore, portions of the distributions that we make may be a return of the money that investors originally invested and represent a return of capital to investors for tax purposes. Such a return of capital is not immediately taxable, but reduces investor tax basis in FLEX shares, which may result in higher taxes for investors even if shares are sold at a price below original investment.

This information is not, and should not be deemed to construe, an offer to sell or a solicitation of an offer to purchase any security. Offers will only be made through a qualified prospectus to suitable investors and where permitted by law. BDCs involve substantial costs and investors should review the prospectus regarding fees and expenses. There are no guarantees that investment objectives will be met.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of FLEX. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. Any such statements, other than statements of historical fact, are highly likely to be affected by unknowable future events and conditions, including elements of the future that are or are not under the control of FLEX and that FLEX may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and FLEX undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Triton Pacific Securities, LLC

Brian Buehler

President & CEO

949-429-8500

Securities Offered Through Triton Pacific Securities, LLC | Dealer Manager | Member FINRA/SIPC